Exhibit 10.3.2

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of this 9th day of January, 2006 by and between A.D.A.M., Inc., a Georgia corporation (the “Company”) and Robert S. Cramer, an individual resident of the State of Georgia (“Executive”).

RECITALS

                WHEREAS, the Company and Executive entered into that certain Second Amended and Restated Employment Agreement dated as of May 10, 2005, as amended by an Amendment to Second Amended and Restated Employment Agreement dated as of October 3, 2005 (the “Original Employment Agreement”); and

                WHEREAS, the parties wish to make certain amendments to certain provisions of the Original Employment Agreement and to memorialize such amendments hereby;

                NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.             Section 1 of the Original Employment Agreement is hereby deleted in its entirety and replaced with the following language:

“Section 1.             Employment.

Subject to the terms hereof, Company hereby employs Executive, and Executive hereby accepts such employment with the Company.  Executive shall serve as Chairman of the Company and shall have the duties, rights and responsibilities normally associated with such position, together with such other reasonable duties relating to the operation of the business of the Company as may be assigned to him from time to time by the Board of Directors of the Company.  Executive shall devote his full business time, skills and best efforts to rendering services on behalf of the Company and shall exercise such care as is customarily required by executives undertaking similar duties for companies similar to the Company.  Notwithstanding the foregoing, Executive shall be permitted to serve as Chairman of the Board and Chief Executive Officer of ThePort Network, Inc., so long as such service does not, in the good faith judgment of the Company’s Board of Directors, interfere with Executive’s duties hereunder.  Executive will be required to perform the duties provided for in this Section 1, only at the location where Executive was employed immediately prior to the effective date of this Agreement or such other location of the principal executive offices of the Company in the Atlanta metropolitan area as the Board of Directors of the Company may designate.”

2.             Section 2.1 of the Original Employment Agreement is hereby deleted in its entirety and replaced with the following language:

“2.1         Salary.  During the term of Executive’s employment hereunder, the Company shall pay Executive an annual base salary equal to $175,000.00 (the “Base Salary”), which Base Salary shall be reviewed annually by the Board of Directors of the Company and may be increased at the sole discretion of the Board of Directors.  The Base Salary shall be paid to Executive in accordance with the payroll procedures in effect with respect to other officers of the Company, less all applicable withholding taxes.”

3.             On December 28, 2005, Executive received from the Company a one-time payment in the amount of $316,819.91 less applicable withholdings, in full satisfaction of the Company’s obligation to pay Executive additional Non-Discretionary Bonuses pursuant to Section 2.2 of the Original Employment Agreement. Executive acknowledges receipt of the foregoing amount.  Executive further acknowledges and agrees that no additional Non-Discretionary Bonus amounts are payable by Company to Executive.   Proceeds from this one-time bonus payment were used to satisfy  the principal balance and accrued but unpaid interest under the Executive Note in full.

4.             This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.             Except as set forth above, the Original Employment Agreement shall continue as set forth immediately prior to the effectuation of the amendments set forth herein, and by its execution hereof, each of the parties hereto hereby confirms its agreement to the terms of the Original Employment Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

THE COMPANY
A.D.A.M., INC.
By: /s/ Francis J. Tedesco
Francis J. Tedesco
Chairman, Compensation Committee of the
Board of Directors

EXECUTIVE
/s/ Robert S. Cramer
Robert S. Cramer